As filed with the Securities and Exchange Commission on March 15, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Varian Semiconductor Equipment Associates, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0501994
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

35 Dory Road, Gloucester, Massachusetts	01930
(Address of Principal Executive Offices)	(Zip Code)

Varian Semiconductor Equipment Associates, Inc. Amended and Restated Omnibus Stock Plan

(Full Title of the Plan)

Gary L. Loser

Vice President and General Counsel

35 Dory Road

Gloucester, Massachusetts 01930

(Name and Address of Agent For Service)

(978) 281-2000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share (including the associated Preferred Stock Purchase Rights)	1,600,000 shares	$38.46 (2)	$61,536,000 (2)	$7,242.79

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on March 11, 2005.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-75529, filed by the Registrant on April 1, 1999 relating to the Registrant’s Amended and Restated Omnibus Stock Plan, except for Item 8, Exhibits, which is incorporated herein by reference to the Exhibit List immediately preceding the exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gloucester, Commonwealth of Massachusetts, on this 15th day of March, 2005.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

By:	/s/ Gary E. Dickerson
Gary E. Dickerson
Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Varian Semiconductor Equipment Associates, Inc., hereby severally constitute and appoint Richard A. Aurelio, Gary E. Dickerson, Robert J. Halliday and Gary L. Loser, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Varian Semiconductor Equipment Associates, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard A. Aurelio	Executive Chairman of the Board of Directors	March 15, 2005
Richard A. Aurelio

/s/ Gary E. Dickerson	Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2005
Gary E. Dickerson

/s/ Robert J. Halliday	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	March 15, 2005
Robert J. Halliday

/s/ Thomas C. Baker	Corporate Controller (Principal Accounting Officer)	March 15, 2005
Thomas C. Baker

/s/ Xun (Eric) Chen	Director	March 15, 2005
Xun (Eric) Chen

/s/ Robert W. Dutton	Director	March 15, 2005
Robert W. Dutton

/s/ Angus A. MacNaughton	Director	March 15, 2005
Angus A. MacNaughton

/s/ Dennis G. Schmal	Director	March 15, 2005
Dennis G. Schmal

/s/ Elizabeth E. Tallett	Director	March 15, 2005
Elizabeth E. Tallett

EXHIBIT LIST

Number	Description
4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(1)	By-Laws of the Registrant

4.3(1)	Specimen Common Stock Certificate

4.4(1)	Rights Agreement

4.5(2)	Amendment No. 1 to the Rights Agreement between First Chicago Trust Company of New York and Registrant, dated February 19, 1999, to appoint EquiServe Trust Company, N.A.

4.6(3)	Amendment No. 2 to the Rights Agreement (as amended) between EquiServe Trust Company, N.A. and the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form 10, as amended (File No. 000-25395), and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2001 (File No. 000-25395), and incorporated herein by reference.
(3)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2004 (File No. 000-25395), and incorporated herein by reference.